NATIONAL HEALTH INVESTORS

Driving Shareholder Value Through Selective Growth

June 2013

www.nhireit.com

HIGHLIGHTS

NHI (NYSE: NHI) is a healthcare REIT founded in 1991

- Strong diversified portfolio
- Focus on need driven senior care properties
- Attractive investment opportunities in the marketplace
- Low leverage balance sheet
- Growing dividends annually since 2001
- Increasing cash flow annually from lease escalators

STRATEGY

- Focus on senior care real estate with top-tier operators
- Prioritize direct referrals and growth with existing customers over brokered deals
- Diversify portfolio with private pay and priority given to AL and newer SNF with high Private and Medicare potential
- Development of AL/ALZ and Specialty Hospitals
- Mezzanine Financing

INVESTMENTS

		2013		2009-2012		
Investment Type	**Asset Class**	**Investment**	**WAIY[1]**	**Total**	**Average**	**WAIY[1]**
RIDEA	AL/ALZ			$ 52,667,000	$ 13,166,750	8.39%
Lease-back	AL/ALZ			120,900,000	30,225,000	8.99%
Lease-back	HOSP			12,500,000	3,125,000	12.00%
Lease-back	SL Campus			37,120,000	9,280,000	8.19%
Lease-back	SNF	$ 63,391,000*	9.18%	191,298,000	47,824,500	9.38%
Development Construction	HOSP			35,370,000	8,842,000	10.00%
Construction Commitment	AL/ALZ			27,000,000	6,750,000	9.00%
Mezzanine / Subordinated Debt	SNF/AL/AL			28,050,000	7,012,500	13.20%
Mortgage	AL/ALZ			3,900,000	975,000	9.64%
		$ 63,391,000	9.18%	$ 508,805,000	$ 127,201,250	9.40%

[1] Weighted Average Investment Yield (Cash Yield) at time of investment
*Includes ElderTrust acquisition, which has yet to close

GEOGRAPHIC DIVERSIFICATION



128 Properties
25 States

REVENUE BY INVESTMENT TYPE
1st Quarter 2013



REIT Dividends, 3.6%
Other, 4.4%
Hospitals, 7.6%
Senior Living Campus, 6.2%
Skilled Nursing*, 56.9%
Assisted Living, 21.4%

*Excludes annual adjustment to NHC percentage rent

PORTFOLIO PERFORMANCE
1st Quarter 2013

Trailing 12 month EBITDARM Lease Coverage

	ALF	SNF	SLC	HOSP	MOB	Total
Number of Stabilized Lease Properties[1]	26	64	5	2	2	99
Stabilized Lease Portfolio EBITDARM Coverage Ratio	1.37	3.19	1.51	3.81	5.96	2.88

[1] Excludes new construction, RIDEA assets and mortgages

BICKFORD RIDEA PORTFOLIO *(in thousands)*

	1st Quarter 2013	4th Quarter 2012	3rd Quarter 2012[1]
Properties	10	10	10
Average age (years)	10	9	9
Units	488	488	488
Total Occupancy	87.2%	88.7%	85.4%
Revenues	$ 6,189	$ 6,335	$ 6,097
Operating Expenses[2]	4,056	4,109	4,120
EBITDAR	$ 2,133	$ 2,226	$ 1,977

[1] 3rd Quarter 2012 was utilized in underwriting but occurred prior to the RIDEA transaction
[2] Includes a 5% management fee and excludes corporate allocation of certain pre-RIDEA costs

CUSTOMER CONCENTRATION BY TOTAL REVENUE
1st Quarter 2013

Diversified tenant mix with both public and privately-held companies



Public
Privately-held
Santé Partners, 3.3%
White Pine Senior Living, 2.6%
Senior Living Management, 3.6%
National HealthCare Corp. (NHC)*, 30.0%
Fundamental Long Term Care, 4.8%
Health Services Mgmt, 5.9%
Emeritus Senior Living (ESC), 3.9%
Bickford Senior Living, 7.6%
LTC and Other REIT Dividends, 3.6%
Community Health Systems, Inc. (CYH), 2.9%
Legend Healthcare, 12.2%
Other, 19.7%

*Excludes annual adjustment to NHC percentage rent

LARGEST TENANT – NATIONAL HEALTHCARE CORPORATION

NHC financial highlights based on their most recent SEC filings *(in millions)*

	2012	2011	2010
EBITDAR	$ 158.0	$ 163.2	$ 143.8
NHI Lease Service	$ 33.1	$ 32.6	$ 31.9
Cash and Marketable Securities	$ 174.0	$ 146.1	$ 113.6

NHI EBITDA RECONCILIATION

	YTD Q1 2013	2012	2011	2010
	In Millions			
Net Income (including investment gains)	$ 15.9	$ 90.9	$ 81.1	$ 69.4
Interest Expense[1]	1.1	3.5	2.7	1.6
Franchise, excise and other taxes	0.2	0.7	0.8	0.6
Depreciation	4.4	16.6	11.5	10.6
EBITDA	**$ 21.6**	**$ 111.7**	**$ 96.1**	**$ 82.2**
Interest Expense[1]	$ 1.1	$ 3.5	$ 2.7	$ 1.6
Fixed Charge Coverage Ratio (FCCR)	**19.6:1**	**31.9:1**	**35.6:1**	**51.8:1**
Consolidated Debt	$ 203.3	$ 203.3	$ 97.3	$ 37.8
EBITDA[2]	$ 86.4	$ 111.7	$ 96.1	$ 82.8
Consolidated Debt to EBITDA Ratio	**2.4:1**	**1.8:1**	**1.0:1**	**0.5:1**

[1] Excludes the change in fair value of an interest rate swap agreement in 2011
[2] Annualized for YTD Q1 2013

FINANCIAL HIGHLIGHTS

	YTD Q1 2013	2012	2011	2010
	In Millions			
Revenues	$ 28.1	$ 96.9	$ 87.2	$ 82.6
Operating Expenses	(3.4)	(8.6)	(8.1)	(8.9)
Other Income and Expenses[1]	(3.1)	23.4	17.0	8.5
EBITDA	**$ 21.6**	**$ 111.7**	**$ 96.1**	**$ 82.2**
Interest Expense[2]	(1.1)	(3.5)	(2.7)	(1.6)
Franchise, excise and other taxes	(0.2)	(0.7)	(0.8)	(0.6)
Depreciation	(4.4)	(16.6)	(11.5)	(10.6)
Income attributable to noncontrolling interest	(0.2)	(0.2)	-	-
Net Income attributable to common stockholders	$ 15.7	$ 90.7	$ 81.1	$ 69.4
Normalized FFO per diluted share	$0.85	$3.18	$2.88	$2.76
Regular dividend per share	**$0.695**	**$2.64**	**$2.495**	**$2.36**
Special dividend per share		$0.22	$0.22	
Dividend payout ratio[3]	**81.8%**	**83.0%**	**86.6%**	**85.5%**

[1] Includes discontinued operations, real estate gains, loan and realty losses and recoveries of previous write-downs
[2] Excludes the change in fair value of an interest rate swap agreement in 2011
[2] Regular dividend per share divided by Normalized FFO per diluted share

NORMALIZED FFO RECONCILIATION

	YTD Q1 2013	2012	2011	2010
	In Millions			
Net Income attributable to common stockholders	$ 15.7	$ 90.7	$ 81.1	$ 69.4
Real estate depreciation	3.8	15.0	10.6	9.9
Real estate depreciation in discontinued ops	-	0.4	0.4	0.6
Net gain on sale of real estate	-	(12.0)	(3.3)	(2.0)
Funds from operations ("FFO")	$ 19.6	$ 94.1	$ 88.8	$ 77.9
Collection and recognition of past due rent	-	-	-	(1.5)
Investment and other gains	-	(4.8)	(9.9)	-
Loan and realty losses (recoveries)	4.0	(2.2)	(0.1)	(0.6)
Change in fair value of interest rate swap	-	-	1.2	-
Write-offs and expenses of early lease termination	-	1.3	-	-
Other items	-	0.1	0.2	0.7
Normalized FFO	$ 23.6	$ 88.5	$ 80.2	$ 76.5
Normalized FFO per diluted share	$0.85	$3.18	$2.88	$2.76
Weighted average shares outstanding – diluted	27,911,584	27,838,720	27,792,592	27,732,959